Mason Street Funds, Inc.
NSAR Filing
March 31, 2000


Sub Item 77G:  Defaults and Arrears in Senior Securities


Defaulted                          Nature    Date      Amount
Issue             Par              Default   Default   Default
Decisionone      27,617         Interest     02/10/00  $10,218,29
Bank Debt
10.25%, 08/07/05

Decisionone       7,232          Interest    02/10/00  $2,675.84
Bank Debt

10.28%, 08/07/05


Decisionone       39,769         Interest    02/10/00  $14,714.53
Bank Debt

10.25%, 08/07/05